Exhibit 99.1

RELEASE
February 2024

DZS Announces Two New Board of Director Members

DALLAS, Texas, USA, Feb. 20, 2024 – DZS (Nasdaq: DZSI), a global leader of access, optical and AI-driven cloud software solutions, today announced that Todd Jackson and Paul Choi have been appointed to the company’s Board of Directors. Jackson and Choi join the DZS Board following three strategic transactions: securing $25 million of working capital through two transactions, a private placement of DZS common stock and a term loan; the planned divestiture of the company’s lower margin Asia business, which, upon closing, will eliminate $43 million of debt; and an additional $5 million of working capital. The sale of the Asia business is expected to close in the first quarter of 2024.
Jackson is an accomplished attorney who brings to the DZS Board 30 years of M&A advisory and transaction experience with over $30 billion in transactions closed. Choi is the Chief Executive Officer of Invites Ventures, the purchaser in the company’s recent private placement, and brings to the Board a valuable background in M&A and investment banking.
“Todd and Paul join our Board of Directors at an important time as we focus on our strategic growth pillars spanning the Americas and Europe, Middle East, Africa (AEMEA) and Australia/New Zealand (ANZ) regions,” said Charlie Vogt, President and CEO, DZS. “There are many positive workstreams underway. Our Audit Committee is in the final phase of selecting a new independent registered public accounting firm and, together with our finance team, is laser focused on completing the restatement of the financial statements for the year-end 2022, each quarter of 2022 and the first quarter of 2023, as well as filing the outstanding reporting periods in 2023. DZS is focused on closing the divestiture of our Asia business unit and executing our growth playbook. We believe that recent investments provide validation and confidence in management’s vision and strategy to capitalize on the opportunity in front of us. We expect 2024 to be a pivotal year for DZS as we optimize our cost structure and inventory levels and successfully complete the numerous optical, fiber to the premises and cloud software trials we currently have underway.”
DZS Network Edge innovation continues to position the company to expand its customer base and capture market share. The on-going fiber optic/5G upgrade cycle and a shift to AI-driven software defined networks, combined with broadband stimulus and security risk mitigation initiatives in the AEMEA and ANZ markets, have created substantial opportunities across DZS’s target markets. With differentiated platforms and solutions across the Access, Optical, Cloud and Subscriber Edge, DZS is well positioned to provide forward-looking service providers the solutions they need to win in an increasingly hyper-competitive marketplace.
Access Edge Innovation
The DZS Velocity portfolio of optical line terminals (OLTs) are architected to meet the characteristics, capacity, performance and agility required for today’s Access Edge while providing industry-leading performance. Led by the award-winning DZS Velocity V6, this broad portfolio is the industry’s leading environmentally hardened, multi-gigabit, fiber access platform with market-leading capacity and performance capabilities that support in-place upgrades to 50 Gigabit Passive Optical Networking (50G PON) and beyond. In addition, the DZS Velocity portfolio is ideally suited for government stimulus initiatives around the globe, including being Buy America, Build America (BABA) ready for the $40-plus billion U.S. funded Broadband Equity Access and Deployment (BEAD) program. Orange, Europe’s leading provider of Fiber-to-the-anywhere (FTTX) networks, recently selected the Velocity portfolio for deployment as have other major unannounced providers across Europe and North America.

Optical Edge Innovation
The DZS Saber 4400 platform is designed to close the bandwidth gap and change the economics for service providers at the emerging Optical Edge. The Saber platform provides a groundbreaking, cost-effective way to deploy coherent optics in remote and rural locations via environmentally hardened solutions that deliver long reach, low latency services and revenue-generating capabilities for both residential and enterprise networks, including applications such as data center interconnect, Dense Wave Division Multiplexing (DWDM) transport of N x 100 gigabit Ethernet clients, multi-degree Reconfigurable Optical Add-Drop Multiplexing (ROADM) rings and 5G mobile xHaul. Newly released ROADM modules have positioned the DZS Saber 4400 as a recognized industry leading platform for compact, modular, hardened deployment of next-generation, edge-to-edge optical transport up to 400 Gigabits-per-second (Gbps) per wavelength and beyond.
Cloud Edge Innovation
The AI-driven DZS Cloud Edge portfolio enables service providers to deliver the ultimate subscriber experience by leveraging the latest in AI and Machine Learning capabilities through network and data insights and the ability to offer network optimization in real-time. DZS CloudCheck and Expresse are award-winning platforms that power service providers to manage more than 50 million subscribers around the world with best-in-class, end-to-end visibility into their networks. DZS Xtreme is a disruptive solution for creating service provider agility by empowering them to dramatically launch new services faster and improve experience management, network and service assurance and orchestration/automation.
Subscriber Edge Innovation
DZS Subscriber Edge solutions include the DZS Helix portfolio of residential and business Optical Networking Terminals (ONTs), access points and WiFi-enabled gateways as well as support for more than 100 CloudCheck-integrated devices for comprehensive WiFi experience management. This extensive portfolio delivers world-class performance and WiFi experience management and proven interoperability with a wide range of third-party OLT equipment. The company’s Subscriber Edge and Access solutions have been recognized for their ability to significantly enhance and improve the end-user experience.
To learn more about DZS, visit https://www.dzsi.com.
About DZS
DZS Inc. (Nasdaq: DZSI) is a global leader of access, optical and AI-driven cloud software solutions.
DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen affects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.

For further information see: www.DZSi.com.
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Press Inquiries:
Kenny Vesey, Thatcher+Co.
Phone: +1 973.518.3644
Email: kvesey@thatcherandco.com